UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 20, 2009

Russ Berrie and Company, Inc.
 (Exact name of registrant as specified in its charter)

New Jersey	1-8681	22-1815337
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Bauer Drive, Oakland, New Jersey	07436
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (201) 337-9000

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 — Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

Second Amendment to Credit Agreement and Related Documentation

As of March 20, 2009, Russ Berrie and Company, Inc. (“RB”) and its domestic subsidiaries engaged in its infant and juvenile business — Kids Line, LLC, Sassy, Inc., LaJobi, Inc., CoCaLo, Inc. and I&J Holdco, Inc., a holding company (all such subsidiaries collectively, the “Borrowers”), entered into a Second Amendment to Credit Agreement (the “Second Amendment”) with the financial institutions party thereto (the “Lenders”), and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as administrative agent for the Lenders (in such capacity, the “Agent”). The Second Amendment amends the Amended and Restated Credit Agreement (the “Credit Agreement”) entered into as of April 2, 2008, and amended as of August 13, 2008, among RB, the Borrowers, the Lenders, the Agent, Sovereign Bank as Syndication Agent, Wachovia Bank, N.A. as Documentation Agent and Banc of America Securities LLC as Lead Arranger. Capitalized terms used but undefined in this Item 1.01 shall have the meanings assigned to such terms in the Second Amendment, a copy of which is attached hereto as Exhibit 4.26.

The following constitute the material changes to the Credit Agreement effected by the Second Amendment:

(i) RB is now a guarantor under the Credit Agreement and each other Loan Document to which a Guarantor is a party.

(ii) The commitments now consist of: (a) a $50.0 million revolving credit facility (the “Revolving Loan”), with a subfacility for letters of credit in an amount not to exceed $5.0 million, and (b) an $80.0 million term loan facility (the “Term Loan”). Previously, the maximum Revolving Loan commitment was $75.0 million and the maximum Term Loan commitment was $100.0 million.

(iii) Prior to the Second Amendment, the Credit Agreement contained the following financial covenants: (i) a minimum Fixed Charge Coverage Ratio of 1.25:1.00, with a step-up to 1.35:1.00 at June 30, 2010; (ii) a maximum Total Debt to EBITDA Ratio of 3.25:1.00, with a step-down to 3.00:1.00 at June 30, 2009 and 2.75:1.00 at December 31, 2010; and (iii) an annual capital expenditure limitation. Pursuant to the Second Amendment, the minimum Fixed Charge Coverage Ratio is now a minimum of 1.20:1.00 for the first two quarters of 2009, with a step-down to 1.15:1.00 for the third quarter of 2009, and a step-up to 1.25:1.00 for the fourth quarter of 2009 and the first quarter of 2010 and 1.35:1.00 for each fiscal quarter thereafter. The maximum Total Debt to EBITDA Ratio is now 4.00:1.00 for the first two quarters of 2009, with a step-down to 3.75:1.00 for the third quarter of 2009, a step-down to 3.50:1.00 for the fourth quarter of 2009, a step-down to 3.25:1.00 for the first three quarters of 2010 and a step-down to 2.75:1.00 for the fourth quarter of 2010 and each fiscal quarter thereafter.

(iv) The applicable interest rate margins (to be added to the applicable interest rate) under the Credit Agreement previously ranged from 2.00% — 3.00% for LIBOR Loans and from 0.50% — 1.50% for Base Rate Loans, and pursuant to the Second Amendment, now range from 2.0% — 4.25% for LIBOR Loans and from 1.0% — 3.25% for Base Rate Loans, in each case depending on the Total Debt to EBITDA Ratio (until delivery of specified financial statements and compliance certificates with respect to the quarter ending September 30, 2009, the applicable margins shall be a minimum of 4.00% for LIBOR Loans and 3.00% for Base Rate Loans). The Second Amendment also amended the Base Rate definition to include a floor of 30-day LIBOR plus 1.0%.

(v) As a result of the Second Amendment, the Term Loan will be repaid in quarterly installments of $3.25 million on the last day of each fiscal quarter commencing with the quarter ended March 31, 2009. Prior to the Second Amendment, the quarterly installments were in the amount of $3.6 million. The Borrowers also made a prepayment of the Term Loan in the aggregate amount of $9.2 million on March 20, 2009, which prepayment was funded from a draw on the Revolving Loan.

(vi) Prior to the Second Amendment, the Credit Agreement contained significant limitations on the ability of the Borrowers to distribute cash to RB for the purpose of paying dividends to the shareholders of RB or for the purpose of paying RB’s corporate overhead expenses. Pursuant to the Second Amendment, the restrictions pertaining to the ability of the Borrowers to distribute cash to RB for the purpose of paying RB’s corporate overhead expenses have been eliminated. However, under the Second Amendment, RB is not permitted to pay a dividend to its shareholders unless (i) the earnout consideration under each of the LaJobi and CoCaLo purchase agreements (“Acquisition Earnouts”) have been paid in full, (ii) before and after giving effect to any such dividend, (a) no default or event of default exists or would result therefrom, (b) Excess Revolving Loan Availability will equal or exceed $4.0 million, and (c) before and after giving effect to any such payment, the applicable financial covenants will be satisfied, and (iii) the Total Debt to EBITDA Ratio for the two most recently completed fiscal quarters shall have been less than 2.00:1.00. In addition, RB is not permitted to repurchase or redeem its stock (with certain limited exceptions) unless (i) the Acquisition Earnouts have been paid in full, (ii) before and after giving effect to any such dividend, (a) no default or event of default exists or would result therefrom, (b) Excess Revolving Loan Availability will equal or exceed $5.0 million, and (c) before and after giving effect to any such payment, the applicable financial covenants will be satisfied, and (iii) the Total Debt to EBITDA Ratio for the two most recently completed fiscal quarters shall have been less than 2.00:1.00.

(vii) As a result of the Second Amendment, restrictions in the Credit Agreement and in certain other Loan Documents on the activities of RB (requirement to act as a holding company) have been eliminated.

(viii) The Second Amendment added a new requirement that RB Trademark Holdco, LLC, a wholly-owned subsidiary of RB, (“IP Sub”) make mandatory prepayments of 100% of any net cash proceeds of any asset sale.

(ix) The requirement that the Borrowers maintain an independent director has been eliminated.

The following fees are currently applicable under the Credit Agreement: an agency fee of $35,000 per annum, a non-use fee of 0.55% to 0.80% of the unused amounts under the Revolving Loan, an annual letter of credit fee (payable monthly, in arrears, and upon termination of the relevant obligations) for undrawn amounts with respect to each letter of credit based on the most recent quarter-end Total Debt to EBITDA Ratio ranging from 2.00% — 4.25% and other customary letter of credit administration fees.

In connection with the Second Amendment, RB paid aggregate amendment and arrangement fees to the Lenders signatory to the Second Amendment and the Agent of 1.25% of the revised commitments.

The Amended and Restated Pledge Agreement, and the Amended and Restated Guaranty and Collateral Agreement, each dated as of April 2, 2008 between RB and the Agent, were further amended as of March 20, 2009 (the “PA Amendment”), to provide, among other things, for a pledge to the Agent by RB of the membership interests in the IP Sub and to delete restrictions on RB’s activities (requirement to act as a holding company).

In addition, RB executed a Joinder Agreement in favor of the Agent (the “Joinder”), to add RB as a party to the Amended and Restated Guaranty and Collateral Agreement, as amended, to include substantially all of the existing and future assets and properties of RB (subject to specified exceptions) as security for the satisfaction of the obligations of all the Borrowers and the other Loan Parties under the Credit Agreement, as amended, and the other related loan documents.

The foregoing descriptions of the Second Amendment, the PA Amendment and the Joinder are qualified in their entirety by reference to the full texts thereof, which are attached hereto as Exhibits 4.26, 4.27 and 4.28, respectively.

Section 2 — Financial Information

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosures required by this Item are set forth in Item 1.01 above, which is incorporated herein by reference thereto.

Section 8 — Other Events

Item 8.01 Other Events.

On March 23, 2009, the Company issued a press release announcing the execution of the Second Amendment and related items. The press release has been filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed with this report:

Exhibit 4.26*	Second Amendment to Amended and Restated Credit Agreement, dated as of March 20, 2009, among Russ Berrie and Company, Inc., Kids Line, LLC, Sassy, Inc., I&J Holdco, Inc., LaJobi, Inc. and CoCaLo, Inc., the financial institutions party thereto or their assignees (the “Lenders”), and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent for the Lenders.

Exhibit 4.27*	First Amendment to Amended and Restated Pledge Agreement and Amended and Restated Guaranty and Collateral Agreement, dated as of March 20, 2009, among Russ Berrie and Company Inc., Kids Line, LLC, Sassy, Inc., I&J Holdco, Inc., LaJobi, Inc. and CoCaLo, Inc. and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent.

Exhibit 4.28*	Joinder Agreement, dated as of March 20, 2009, by Russ Berrie and Company, Inc., in favor of Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent.
Exhibit 99.1	Press Release, dated March 23, 2009, announcing the execution of the Second Amendment and related matters.

*	Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 23, 2009

RUSS BERRIE AND COMPANY, INC.

By: /s/ Marc S. Goldfarb
Marc S. Goldfarb
Senior Vice President and
General Counsel

Exhibit Index

Exhibit 4.26*	Second Amendment to Amended and Restated Credit Agreement, dated as of March 20, 2009, among Russ Berrie and Company, Inc., Kids Line, LLC, Sassy, Inc., I&J Holdco, Inc., LaJobi, Inc. and CoCaLo, Inc., the financial institutions party thereto or their assignees (the “Lenders”), and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent for the Lenders.

Exhibit 4.27*	First Amendment to Amended and Restated Pledge Agreement and Amended and Restated Guaranty and Collateral Agreement, dated as of March 20, 2009, among Russ Berrie and Company Inc., Kids Line, LLC, Sassy, Inc., I&J Holdco, Inc., LaJobi, Inc. and CoCaLo, Inc. and Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent.

Exhibit 4.28*	Joinder Agreement, dated as of March 20, 2009, by Russ Berrie and Company, Inc., in favor of Bank of America, N.A., successor by merger to LaSalle Bank National Association, as Administrative Agent.
Exhibit 99.1	Press Release, dated March 23, 2009, announcing the execution of the Second Amendment and related matters.

*	Schedules and other attachments are omitted, but will be furnished supplementally to the Commission upon request.